Exhibit 10.1

Employee Inducement Non-Qualified Stock Option Agreement

This Employee Inducement Non-Qualified Stock Option Agreement (this “Agreement”) is made this 11th day of September 2020 (the “Grant Date”) between Orthofix Medical Inc., a Delaware corporation (the “Company”), and Paul Gonsalves (the “Optionee”).

WHEREAS, as an inducement for the Optionee to accept employment with the Company or one of its Subsidiaries, the Company desires to afford the Optionee the opportunity to purchase shares of Stock on the terms and conditions set forth herein;

WHEREAS, the Option (as defined below) is intended to be granted pursuant to the exception for inducement grants pursuant to Nasdaq Listing Rule 5635(c)(4) and therefore is not granted pursuant to the Amended and Restated Orthofix Medical Inc. 2012 Long-Term Incentive Plan (as it may be further amended from time to time, the “2012 Plan”).

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.Grant of Option. Subject to the provisions of this Agreement, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase 32,945 shares of Stock at an exercise price of $28.24 per share (the “Exercise Price”), which Exercise Price is 100% of the Fair Market Value per share as of the Grant Date.

2.Non-Qualified Stock Option. The Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

3.Vesting. Subject to earlier termination in accordance with this Agreement and the terms and conditions herein, the Option shall vest and become exercisable with respect to 25% of the shares covered hereby on each of the first, second, third, and fourth anniversaries of the Grant Date (each, a “Vesting Date”); provided that the Optionee continues in Service on each such Vesting Date; provided, further, fractional shares shall be rounded to the nearest whole share but, if applicable, shall be rounded up or down on the last applicable Vesting Date so that the Optionee is eligible to vest in the total number of shares of Stock covered by the Option (but in no event more than the total number of shares of Stock covered by the Option).

4.Term. The Option shall expire and no longer be exercisable 10 years from the Grant Date, subject to earlier termination in accordance with this Agreement.

5.Termination of Service.

(a)           Certain Terminations of Service.  If, prior to vesting, the Optionee’s Service is terminated for any reason other than (i) death, (ii) Disability, or (iii) a circumstance providing for accelerated vesting pursuant to Section 6 hereof, the unvested portion of the Option shall be cancelled and revert back to the Company as of the date of such termination of Service, and the Optionee shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise. In such event, the Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement, to exercise the Option, to the extent it has vested as of the date of such termination of Service, at any time within 3 months after the date of such termination of Service, subject to the earlier expiration of the Option as provided in Section 4 hereof. To the extent the vested portion of the Option is not exercised within such 3-month period, the Option shall be cancelled and revert back to the Company, and the Optionee shall have no further right or interest therein.

(b)           Termination of Service for Death or Disability. If the Optionee’s Service terminates by reason of death or Disability, the Option shall automatically vest and become immediately exercisable in full as of the date of such termination of Service.  The Option shall remain exercisable by the Optionee (or any person entitled to do so) at any time within 18 months after the date of such termination of Service, subject to the earlier expiration of the Option as provided in Section 4 hereof. To the extent the Option is not exercised within such 18-month period, the Option shall be cancelled and revert back to the Company and the Optionee or any permitted transferee pursuant to Section 11, as applicable, shall have no further right or interest therein.

(c)

6.Corporate Transaction. In the event that the Option is assumed or continued, or substituted for new stock options or another equity-based award of a successor entity, or parent or subsidiary thereof (with appropriate adjustments as to the number of shares and option exercise prices), in each case upon the consummation of any Corporate Transaction (or in the event that the Optionee is party to a Severance Agreement, upon the consummation of any Change in Control (as defined in such Severance Agreement)), and the employment of Optionee with the Company or an Affiliate is terminated within 24 months following the consummation of such Corporate Transaction (or in the event that the Optionee is party to a Severance Agreement, within 24 months following the consummation of such Change in Control (as defined in such Severance Agreement)) by the employer without Cause or by the Optionee for Good Reason, the Option shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the 12-month period immediately following such termination (subject to the earlier expiration of the Option as provided in Section 4 hereof) or for such longer period as the Committee shall determine. In the event a Corporate Transaction occurs (or in the event that the Optionee is party to a Severance Agreement, in the event that a Change in Control (as defined in such Severance Agreement) occurs) in which the Option is not being assumed, continued or substituted (as contemplated by the preceding sentence), the Option shall be treated in accordance with the default rules applicable under Section 17.3 of the Plan with respect to Corporate Transactions, and the Committee may either (a) require Optionee to exercise the Option prior to the consummation of the Corporate Transaction by providing notice at least 15 days prior to the scheduled consummation of the Corporation Transaction that the Option (including the any unvested portion of the Option that becomes vested immediately prior to the occurrence of the Corporate Transaction) shall remain exercisable for a period of 15 days, subject to the earlier expiration of the Option as provided in Section 4 and Section 5 hereof, and shall thereafter be terminated or (b) provide that the portion of the Option that remains outstanding as of immediately prior to the consummation of the Corporation Transaction shall be cancelled upon consummation of the Corporate Transaction, and that Optionee shall receive an amount in cash or securities having a value (as determined by the Committee acting in good faith) equal to the product of the number of shares of Stock subject to the Option at such time multiplied by the amount, if any, by which (x) the formula or fixed price per share payable to holders of shares of Stock pursuant to such transaction exceeds (y) the Exercise Price. With respect to the Committee’s establishment of an exercise window pursuant to clause (a) of the preceding sentence, (i) any exercise during the 15-day period shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before the consummation thereof, and (ii) upon the consummation of the Corporate Transaction, any unexercised portion of the Option shall terminate.

7.Effect of Severance Agreements Generally.  The Company and the Optionee agree that notwithstanding anything herein to the contrary, the terms of a Severance Agreement expressly defining whether and in what manner (including upon termination of employment) the unvested portion of a stock option shall vest, be exercisable or be cancelled shall control over the terms of this Agreement (including the vesting, exercise period forfeiture and other provisions contained in Section 5 and Section 6 hereof), and shall not be disregarded with respect to the terms of the Option.

8.Method of Exercising the Option.

(a)Notice of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by written or electronic notice to the Company, from the Optionee or a person who proves to the Company’s satisfaction that he or she is entitled to do so, stating the number of share of Stock in respect of which the Option is being exercised and specifying how such shares of Stock should be registered (e.g., in the Optionee’s name only or in the Optionee’s and his or her spouse’s names as joint tenants with right of survivorship). Such notice shall be accompanied by payment of the Exercise Price for all shares of Stock purchased pursuant to the exercise of the Option. The date of exercise of the Option shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which the conditions set forth in Sections 8(b) and 8(d) are satisfied. Notwithstanding any other provision of this Agreement, the Optionee may not exercise the Option and no shares of Stock will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect. The Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if less than 100). In no event shall the Option be exercisable for a fractional share.

(b)Payment. Prior to the issuance of the shares of Stock pursuant to Section 8(e) hereof in respect of which all or a portion of the Option shall have been exercised, the Optionee shall have paid to the Company the Exercise Price for all shares of

Stock purchased pursuant to the exercise of the Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company in U.S. dollars. Payment may also be made in mature shares of Stock owned by the Optionee, or in any combination of cash or such mature shares as the Committee in its sole discretion may approve. The Company may also permit the Optionee to pay for such shares of Stock by directing the Company to withhold shares of Stock that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee, the Optionee may be permitted to make a “cashless” exercise of all or a portion of the Option.

(c)Shareholder Rights. The Optionee shall have no rights as a shareholder with respect to any shares of Stock issuable upon exercise of the Option until the Optionee shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any shares of Stock for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

(d)Limitation on Exercise. The Option shall not be exercisable unless the offer and sale of shares of Stock pursuant thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available. All certificates for shares of Stock delivered under this Agreement shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the shares of Stock are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)Issuance of Stock. The issuance of all shares of Stock purchased pursuant to the exercise of the Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry registration or issuance of one or more certificates.

9.Recapitalization or Reorganization.

(a)Authority of the Company and Shareholders. The existence of this Agreement and the Option granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Stock or the rights thereof or which are convertible into or exchangeable for shares of Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)Change in Capitalization. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in share of Stock effected without receipt of consideration by the Company occurring after the Grant Date, the number and kind of shares of stock subject to the Option shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Optionee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment shall not change the aggregate Exercise Price payable with respect to shares that are subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the per share Exercise Price.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Committee shall, in such manner as it deems appropriate, adjust (a) the number and kind of shares of stock subject to the Option and/or (b) the aggregate and per share Exercise Price of the Option as required to reflect such distribution.

10.Tax Withholding. The Company shall have the right, prior to the issuance of any shares of Stock upon full or partial exercise of the Option (whether by the Optionee or any person entitled to do so), to require the Optionee to remit to the Company any and all amounts sufficient to satisfy any withholding or other taxes that may be due as a result of the Option exercise.  At the time of such exercise, the Optionee shall pay in cash to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding or other tax obligation. The Company may permit the Optionee to satisfy, in whole or in part, such obligation to remit withholding or other taxes, (a) by directing the Company to withhold sharers of Stock that would otherwise be received by the Optionee, (b) by delivering to the Company shares of Stock already owned by the Optionee and not then subject to any repurchase, forfeiture, unfulfilled vesting, or similar requirements, in each case pursuant to such rules as the Committee may establish from time to time, or (c) by permitting or requiring the Optionee to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Optionee irrevocably elects to sell a portion of the shares of Stock to be delivered in connection with the exercise to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or any Affiliate in each case pursuant to such rules as the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to, or in connection with, the Option, the federal, state, or local taxes required to be withheld with respect to such payments.  The maximum number of shares of Stock that may be withheld from the Option to satisfy any federal, state, or local tax requirements upon the exercise of the Option may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Committee has full discretion to choose, or to allow the Optionee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding obligation in the Optionee’s relevant tax jurisdiction).

11.Transfers. Except as provided in this Section 11, during the Optionee’s lifetime, only the Optionee (or in the event of the Optionee’s legal incapacity or incompetency, his or her guardian or legal representative) may exercise the Option, and the Option shall not be assignable or transferable by the Optionee, other than by designation of beneficiary, will or the laws of descent and distribution. The Optionee may transfer all or part of the Option, not for value, to any Family Member, provided that the Optionee provides prior written notice to the Company, of such transfer. For the purpose of this section, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Optionee) in exchange for an interest in such entity. Subsequent transfers of transferred portions of the Option are prohibited except to the Optionee’s Family Members in accordance with this Section 11 or by will or the laws of descent and distribution. In the event of the Optionee’s termination of service, this Agreement shall continue to be applied with respect to the Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified herein.

12.Prohibition on Repricing.  Notwithstanding anything in this Agreement to the contrary, except in connection with a Corporate Transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not (a) amend the terms of the Option to reduce the Exercise Price; (b) cancel or assume the Option in exchange for or substitution of options or stock appreciation rights with an exercise price or strike price, as applicable, that is less than the Exercise Price of the Option; or (c) cancel or assume the Option if the Exercise Price is above the then-current Fair Market Value in exchange for cash, other equity or equity-based awards, or other securities, in each case, unless such action (i) is subject to and approved by the Company’s shareholders, or (ii) is an appropriate adjustment pursuant Section 9(b).

13.Clawback.  The Option is subject to mandatory repayment by the Optionee to the Company to the extent the Optionee is or in the future become subject to any Company “clawback” or recoupment policy or Applicable Laws that require the repayment by the Optionee to the Company of compensation paid to the Optionee in the event that the Optionee fails to comply with, or violates, the terms or requirements of such policy or Applicable Laws.

14.Parachute Limitations. If the Optionee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee (including groups or classes of grantees or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a “Benefit Arrangement”), any right of the Optionee to any exercise, vesting, payment or benefit under this Agreement shall be reduced or eliminated: (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Agreement, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Optionee under this Agreement to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and (b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Company under this Agreement, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Optionee without causing any such payment or benefit to be considered a Parachute Payment.  Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under this Agreement, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of stock options or stock appreciation rights, then by reducing or eliminating any accelerated vesting of restricted stock or restricted stock units, then by reducing or eliminating any other remaining Parachute Payments.

15.Miscellaneous Provisions.

(a)Notices. Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of receipt in a manner typical with respect to communications of that type), or given in writing.  Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Optionee at the address that he has most recently provided to

the Company.   Any notice given electronically shall be deemed effective on the date of transmission.

(b)Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. In the event the Optionee has a Severance Agreement, any conflicts or ambiguities shall be resolved first by reference to the Severance Agreement and then to this Agreement.

(e)Amendments. Notwithstanding anything herein to the contrary, the Board and the Committee shall have the power to amend or modify this Agreement; provided, however, that no amendment or modification of this Agreement shall materially and adversely alter or impair the rights of the Optionee without the consent of the Optionee, except as otherwise provided in Section 15(i), and any such amendment or modification of the terms of this Agreement by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Optionee of any such amendment or modification as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Optionee and the Board or the Committee by mutual written consent to alter or amend the terms of this Agreement.

(f)Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto and may only be amended by written agreement of the parties hereto.

(g)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law provisions thereof.

(h)No Employment or Other Rights. This Agreement grant does not confer upon the Optionee any right to be continued in the employment of, or otherwise provide services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the Optionee’s employment at any time.  For purposes of this Agreement only, the term “employment” shall include circumstances under which the Optionee provides consulting or other services to the Company or any of its Subsidiaries as an independent contractor, but the Optionee is not, nor shall be considered, an employee; provided, however, nothing in this Section 15(h) or this Agreement shall create an employment relationship between such person and the Company or its applicable Subsidiary, as the usages described in this Section are for convenience only.

(i)Compliance with Code Section 409A. It is the intent of the parties that this Agreement incorporates the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1). To the extent applicable, this Agreement shall be interpreted and construed in compliance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee or the Board determines that the Option may be subject to Code Section 409A, the Committee or the Board may, without the consent of the Optionee, adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Committee or the Board determines are necessary or appropriate to (i) exempt the Option from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.

(j)Administration. The Committee shall administer this Agreement and the related Option, and shall have full power and authority, subject to the express provisions hereof, to: (i) construe and interpret this Agreement, (ii) proscribe, amend and rescind rules and procedures relating to this Agreement, (iii) employ such legal counsel, independent auditors and consultants as it deems desirable for such administration and to rely upon any opinion or computation received therefrom, (iv) vary the terms of this Agreement to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, and (v) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of this Agreement.  All determinations by the Committee in carrying out and administering this Agreement and in construing and interpreting this Agreement shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(k)Liability; Board Action. No member of the Board or Committee, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of this Agreement and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with this Agreement, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to this Agreement, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.  Anything in this Agreement to the contrary notwithstanding, any authority or responsibility that, under the terms of this Agreement may be exercised by the Committee, may alternatively be exercised by the Board.

(l)Section 16(b) of the Exchange Act. This Agreement is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in this Agreement to the contrary, if the consummation of any transaction under this Agreement, or the taking of any action by the Committee in connection with a change in control of the Company, would result in the possible imposition of liability on the Optionee pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

15.Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below.

“Affiliate” shall have the meaning set forth in the 2012 Plan.

“Applicable Laws” shall have the meaning set forth in the 2012 Plan.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in the Severance Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer equity compensation plan-related matters.

“Corporate Transaction” shall have the meaning set forth in the 2012 Plan.

“Disability” shall have the meaning set forth in the 2012 Plan.

“Exchange Act” shall have the meaning set forth in the 2012 Plan

“Fair Market Value” shall have the meaning set forth in the 2012 Plan.

“Family Member” shall have the meaning set forth in the 2012 Plan.

“Good Reason” shall mean the Optionee voluntarily terminating his employment, following a Corporate Transaction, after the occurrence of any of the following circumstances (in each case, after notice by the Optionee to employer of the circumstance, and failure by the employer to cure and eliminate such circumstance within 15 calendar days of such notice:  (i) a requirement that the

Optionee work principally from a location that is more than fifty (50) miles from his or her principal place of employment immediately prior to such Corporate Transaction, or (ii) a ten percent or greater reduction in Optionee’s Total Compensation from the amount of such Total Compensation immediately prior to such Corporate Transaction.

“Service” shall have the meaning set forth in the 2012 Plan.

“Severance Agreement” shall mean a written change in control and severance agreement between the Optionee and the Company.

“Stock” shall have the meaning set forth in the 2012 Plan.

“Subsidiary” shall have the meaning set forth in the 2012 Plan.

“Total Compensation” shall mean aggregate of base salary, target bonus opportunity, employee benefits (retirement plan, welfare plans, and fringe benefits), and grant date fair value of equity-based compensation, but excluding for the avoidance of doubt any reductions caused by the failure to achieve performance targets) taken as a whole.

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EXECUTED as of the date first written above.

COMPANY:	ORTHOFIX MEDICAL INC.

By:
Name:
Title:

OPTIONEE:

Paul Gonsalves

Employee Inducement Non-Qualified Stock Option Agreement - Signature Page